UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2009

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment

of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Kevin Mansell has been named Chairman of the Board of Kohl’s Corporation (the “Company”) effective September 1, 2009.  Mr. Mansell will also continue to serve as President and Chief Executive Officer of the Company.  With Mr. Mansell’s appointment, R. Lawrence Montomery will retire from his position as Chairman of the Board effective September 1, 2009, but will continue to be employed by the Company and serve on the Board of Directors until January 30, 2010.

In connection with his promotion, Mr. Mansell will receive an increase in his base salary to $1,300,000, as well as a grant of 50,000 shares of restricted stock effective October 15, 2009.  The restricted stock will vest in five equal installments on the first through fifth anniversaries of the date of grant.

In connection with his retirement, the Company has entered into a NonCompetition and Consulting Agreement with Mr. Montgomery effective September 1, 2009.  The agreement contains the following terms:

•

Following his retirement, Mr. Montgomery will be subject to a five-year noncompetition agreement, effectively extending the term of his current noncompetition agreement from two years to five years.

•

Mr. Montgomery will perform specified consulting services for the first three years following his retirement, through January 30, 2013; and

•

In consideration for his agreement not to compete and his consulting services, Mr. Montgomery will receive payments of $750,000 per year for the first three years of the term of the agreement, and $375,000 for each of the fourth and fifth years of the agreement term.

The Company has also entered into amended and restated Employment Agreements with each of Mr. Mansell, Donald Brennan and John Worthington effective September 1, 2009.

Under their prior employment agreements, Messrs. Mansell, Brennan and Worthington had been entitled to a gross-up payment in the event that any amounts payable to them in connection with a change of control would have been subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.  This gross up has been eliminated in the amended and restated agreements.

Each of the amended and restated agreements is otherwise substantially similar to the form of employment agreement to which Messrs. Brennan and Worthington were previously party, except for certain updates and modifications, including a modification to the amounts payable to the executives upon a termination without cause or for good reason:

•

Mr. Mansell’s amended and restated agreement eliminates the cash payment based on the average value of stock awards made over the three years prior to termination and provides for continued or accelerated vesting of equity awards for the remaining term of the agreement following termination.

•

Mr. Brennan’s and Mr. Worthington’s amended and restated agreements eliminate the payment of salary over the remaining term of the agreement following a termination that is not in connection with a change of control and provide for a payment equal to their then-current salary for the remaining term of the agreement plus an amount equal to the average bonus for the prior three fiscal years.

The foregoing descriptions of the Noncompetition and Consulting Agreement and the Amended and Restated Employment Agreements do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are attached as exhibits to this filing and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Kohl’s Corporation and Kohl’s Department Stores, Inc. and Kevin Mansell dated as of September 1, 2009

10.2	Amended and Restated Employment Agreement between Kohl’s Corporation and Kohl’s Department Stores, Inc. and Donald Brennan dated as of September 1, 2009

10.3	Amended and Restated Employment Agreement between Kohl’s Corporation and Kohl’s Department Stores, Inc. and John Worthington dated as of September 1, 2009

10.4	Noncompetition and Consulting Agreement between Kohl’s Corporation and Kohl’s Department Stores, Inc. and R. Lawrence Montgomery dated as of September 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28, 2009

KOHL’S CORPORATION

By:

/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Kohl’s Corporation and Kohl’s Department Stores, Inc. and Kevin Mansell dated as of September 1, 2009

10.2	Amended and Restated Employment Agreement between Kohl’s Corporation and Kohl’s Department Stores, Inc. and Donald Brennan dated as of September 1, 2009

10.3	Amended and Restated Employment Agreement between Kohl’s Corporation and Kohl’s Department Stores, Inc. and John Worthington dated as of September 1, 2009

10.4	Noncompetition and Consulting Agreement between Kohl’s Corporation and Kohl’s Department Stores, Inc. and R. Lawrence Montgomery dated as of September 1, 2009

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